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                                                                     Exhibit 4.2

                                                               EXECUTION VERSION

            THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

     This Third Amended and Restated Registration Rights Agreement dated as of June 13, 2007 (this "Agreement") is entered into by and among Archemix Corp., a Delaware corporation (the "Company"), and the persons or entities listed on Exhibit A hereto whose names are set forth under the headings entitled (i) "Series A Purchasers" (the "Series A Purchasers"), (ii) "Series B Purchasers" (the "Series B Purchasers", and together with the Series A Purchasers and the Series B Purchasers, each individually, a "Senior Preferred Purchaser," and collectively, the "Senior Preferred Purchasers")), and (iii) "Series C Purchasers" (the "Series C Purchasers" and together with the Senior Preferred Purchasers, each individually, a "Purchaser," and collectively, the "Purchasers")), as that exhibit may be amended from time to time.

     WHEREAS, the Company is issuing shares of its Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock") to the Series C Purchasers on the date hereof pursuant to a Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof between the Company and the Series C Purchasers the "Series C Purchase Agreement");

     WHEREAS, the Company and the Senior Preferred Purchasers have previously entered into a Second Amended and Restated Registration Rights Agreement (as defined below); and

     WHEREAS, it is a condition to the obligations of the Series C Purchasers under the Series C Purchase Agreement that the Second Amended and Restated Registration Rights Agreement be amended and restated by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the agreements pursuant to which the parties hereto acquire securities of the Company, the parties mutually agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Second Amended and Restated Registration Rights Agreement" shall mean the Second Amended and Restated Registration Rights Agreement dated as of March 31, 2004 by and among the Company and the persons or entities listed on Exhibit A thereto.

     "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company, as constituted as of the date of this Agreement.

     "Conversion Shares" shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Shares and any shares of capital stock received in respect thereof.

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     "Exchange Act" shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Preferred Shares" shall mean the shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock.

     "Preferred Stock" shall mean the Preferred Stock, par value $.01 per share, of the Company, as constituted as of the date of this Agreement.

     "Registration Expenses" shall mean the expenses so described in Section 6.

     "Restricted Stock" shall mean the Conversion Shares, excluding Conversion Shares which (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) have been publicly sold pursuant to Rule 144 under the Securities Act or (c) are eligible for sale pursuant to Rule 144(k) under the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean the expenses so described in Section 6.

     "Senior Conversion Shares" shall mean shares of Common Stock issued or issuable upon conversion of the Senior Preferred Shares and any shares of capital stock received in respect thereof.

     "Senior Preferred Shares" shall mean the shares of Series A Preferred Stock and Series B Preferred Stock.

     "Senior Restricted Stock" shall mean the Senior Conversion Shares, excluding Senior Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or
(b) publicly sold pursuant to Rule 144 under the Securities Act.

     "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, $.01 par value per share, of the Company.

     "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $.01 par value per share, of the Company.

     "Series C Preferred Stock" shall have the meaning set forth in the recitals.


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     2. Required Registration.

          (a) At any time after the earliest of (i) six months after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, (ii) six months after the Company shall have become a reporting company under Section 12 of the Exchange Act, and (iii) the third anniversary of the date of this Agreement, the holders of Senior Restricted Stock constituting at least two-thirds in interest of the total shares of Senior Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Senior Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice. For purposes of this Section 2 and Sections 3, 4, 11(a) and 11(d), the term "Senior Restricted Stock" shall be deemed to include the number of shares of Senior Restricted Stock which would be issuable to a holder of Senior Preferred Shares upon conversion of all shares of Senior Preferred Shares held by such holder at such time, and the term "Restricted Stock" shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all shares of Preferred Shares held by such holder at such time; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; provided, further, however, that, in any underwritten public offering contemplated by this Section 2 or Sections 3 and 4, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no registration shall be effected under this Section 2 within 90 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 3 or 4 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

          (b) Following receipt of any notice under this Section 2, the Company shall immediately notify all holders of Senior Restricted Stock and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Senior Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). The Company shall be obligated to register Senior Restricted Stock pursuant to this Section 2 on two occasions only; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Senior Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of or with the written approval (which approval shall specifically reference this sentence) of the Senior Preferred Purchasers (other than as a result of a material adverse change in the business or financial condition of the Company) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (c) Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the


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date of receipt of a notice from requesting holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby. For purposes of clarification, a registration statement filed pursuant to this Section 2 shall be subject to the incidental rights described in Section 3.

     3. Incidental Registration. If the Company at any time is required (including, without limitation, pursuant to Section 2 or Section 4) or proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder received by the Company within 30 days after the giving of any such notice by the Company to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with such written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock held by such requesting holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that such number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 3 without thereby incurring any liability to the holders of Restricted Stock. For purposes of clarification, holders of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock shall be, except as set forth in the definition of Restricted Stock, entitled to the incidental rights described in this Section 3.

     4. Registration on Form S-3. If at any time (i) a holder or holders of Senior Preferred Shares or Senior Restricted Stock then outstanding request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Senior Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Senior Restricted Stock specified in such notice. Whenever the Company is required by this Section 4 to use its best efforts to effect the registration of Senior Restricted Stock, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all holders of Preferred Shares or Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. The Senior Preferred Purchasers may request an


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unlimited number of registrations on Form S-3 under this Section 4. For purposes of clarification, a registration statement filed pursuant to this Section 4 shall be subject to the incidental rights described in Section 3.

     5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 2, 3, or 4 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the


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circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish to such seller on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, to such effect as reasonably may be requested by counsel for the underwriters, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

          (h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (i) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two business days prior to any sale of Restricted Stock; and

          (j) permit any holder of Restricted Stock which, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

          For purposes of Section 5(a) and 5(b) and of Section 2(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall


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be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 180 days after the effective date thereof.

          In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration hereunder covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     6. Expenses. All expenses incurred by the Company in complying with Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees and expenses of one counsel for the selling holders of Restricted Stock in connection with the registration of Restricted Stock, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Restricted Stock and the fees and expenses of more than one counsel for the selling holders of Restricted Stock in connection with the registration of Restricted Stock are called "Selling Expenses."

          The Company will pay all Registration Expenses in connection with each registration statement hereunder. All Selling Expenses in connection with each registration statement hereunder shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     7. Indemnification.

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, the Company will indemnify and hold harmless each holder of Restricted Stock, its officers and directors, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement


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thereof, (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Restricted Stock under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"), (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Restricted Stock in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on the seller's behalf (provided that in such instance the Company shall not be so liable if it has undertaken its best efforts to so register or qualify the Restricted Stock) and will reimburse each such holder, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 2, 3 or 4, each seller of Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other holder of Restricted Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration


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statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     8. Changes in Common Stock or Preferred Shares. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

     9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;


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          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

     10. Representations and Warranties of the Company. The Company represents and warrants to the holders of Restricted Stock as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent the indemnification provisions herein may be deemed not enforceable.

     11. Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation permitted transferees of any Preferred Shares or Restricted Stock), whether so expressed or not; provided, however, that registration rights conferred herein on the holders of Preferred Shares or Restricted Stock shall only inure to the benefit of a transferee of Preferred Shares or Restricted Stock if (i) there is transferred to such transferee at least 50,000 shares of Restricted Stock (appropriately adjusted for any subdivision, stock split, combination or recapitalization) and such transferee is not engaged in (or a partner, officer, director, employee, consultant, agent, independent contractor or shareholder of) any business that competes with the products or services being developed, manufactured or sold by the Company, as determined in good faith by the Board of Directors of the Company; or (ii) such transferee is a partner, shareholder or affiliate of a party hereto; and provided, further, that in the case of either (i) or (ii) such transferee executes a writing agreeing to be bound by the provisions of this Agreement.


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          (b) All notices shall be in writing and given by personal delivery, certified mail, return receipt requested, or by commercial overnight courier, to the recipient's address set forth below and any such notice shall be deemed given the date of personal delivery, the fifth business day after mailing, or the next business day after delivery to such courier (unless the return receipt or the courier's records evidence a later delivery):

               (i) if to the Company, Archemix Corp., 300 Third Street, Cambridge, Massachusetts 02142, with a copy to Jeffrey M. Wiesen, Esq., Mintz, Levin, Cohen, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111; or

               (ii) if to the Senior Preferred Purchasers, at the address of such party set forth in that certain Series B Convertible Preferred Stock and Series B-1 Convertible Preferred Stock Purchase Agreement by and among the Company and the Series B Purchasers and Series B-1 Purchasers dated March 31, 2004; or

               (iii) if to any Series C Purchaser, at the address of such party set forth in the Series C Purchase Agreement, with a copy to Hans-Friedrich Geiss, Senior Vice President, Merck KGgA, Frankfurter Str. 250D 64293 Darmstadt, Germany;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

          (c) This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal law of The Commonwealth of Massachusetts, without regard to its conflicts of laws principles.

          (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority in interest of the outstanding shares of Senior Restricted Stock, which in every event must include the holders of at least two-thirds (66-2/3%) in interest of the outstanding Senior Conversion Shares. Notwithstanding the foregoing, no such amendment or modification shall be effective if and to the extent that such amendment or modification either (a) creates any additional affirmative obligations to be complied with by any or all of the Purchasers or (b) grants to any one or more Purchasers any rights more favorable than or disproportionate to any rights granted to all other Purchasers hereunder or otherwise deprives any one or more Purchasers of any rights in a manner disproportionate to any rights taken away from other Purchasers, must be approved by each Purchaser so as to be effective against such Purchaser.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) The Company shall not grant to any third party any registration rights comparable to or more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

          (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (h) By their execution of this Agreement, the undersigned Senior Preferred Purchasers who hold more than a majority in interest of Senior Restricted Stock, including the holders of at least two-thirds (66 2/3%) in interest of the outstanding Senior Conversion Shares, consent, on behalf of all the parties to the Second Amended and Restated Registration Rights Agreement, to the termination of the Second Amended and Restated Registration Rights Agreement and acknowledge and agree that they and each of the other parties thereto have no remaining rights under the Second Amended and Restated Registration Rights Agreement.

          (i) Notwithstanding anything to the contrary in this Agreement, in the event any Purchaser holds, either alone or together with its affiliates, more than one class or series of the Company's capital stock, its rights and obligations hereunder shall be determined separately with respect to each such class or series as if such shares were held by unrelated individuals or entities.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Registration Rights Agreement as of the day and year first above written.

                                        ARCHEMIX CORP.


                                        By: /s/ Errol B. DeSouza
                                            ------------------------------------
                                        Name: Errol B. DeSouza, Ph.D.
                                        Title: President and Chief Executive
                                               Officer

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

PURCHASERS:

INTERNATIONAL LIFE SCIENCES FUND III (LP1), L.P.,
By: International Life Sciences Fund III (GP), L.P., its sole General Partner,
By: ILSF III, LLC, its sole General Partner


By: /s/ Denise W. Marks
    ---------------------------------
Name: DENISE W. MARKS
Title: ILSF III LLC, MEMBER


INTERNATIONAL LIFE SCIENCES FUND III (LP2), L.P.,
By: International Life Sciences Fund III (GP), L.P., its sole General Partner,
By: ILSF III, LLC, its sole General Partner


By: /s/ Denise W. Marks
    ---------------------------------
Name: DENISE W. MARKS
Title: ILSF III LLC, MEMBER


INTERNATIONAL LIFE SCIENCES FUND III CO-INVESTMENT, L.P.,
By: International Life Sciences Fund III (GP), L.P., its sole General Partner,
By: ILSF III, LLC, its sole General Partner


By: /s/ Denise W. Marks
    ---------------------------------
Name: DENISE W. MARKS
Title: ILSF III LLC, MEMBER


INTERNATIONAL LIFE SCIENCES FUND III STRATEGIC PARTNERS, L.P.,
By: International Life Sciences Fund III (GP), L.P., its sole General Partner,
By: ILSF III, LLC, its sole General Partner


By: /s/ Denise W. Marks
    ---------------------------------
Name: DENISE W. MARKS
Title: ILSF III LLC, MEMBER


INTERNATIONAL BIOTECHNOLOGY TRUST PLC
Signatory


By: /s/ Nich Coleman
    ---------------------------------
Name: NICH COLEMAN
Title: IBT Signatory

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

ATLAS VENTURE FUND V, L.P.
ATLAS VENTURE PARALLEL FUND V-A C.V.
ATLAS VENTURE ENTREPRENEURS' FUND V, L.P.
By: Atlas Venture Associates V, L.P.,
    their general partner
By: Atlas Venture Associates V, Inc.,
    its general partner


By: /s/ Jeanne Larkin Henry
    ---------------------------------
    Jeanne Larkin Henry, Vice President

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

PROSPECT VENTURE PARTNERS , L.P.
By: Prospect Management Co., L.L.C.
Title: General Partner


By: /s/ Dave Markland
    --------------------------------------------
Name:  Alex Barkas              Dave Markland
Title: General Partner          Attorney-in-Fact


PROSPECT VENTURE PARTNERS II, L.P.
By: Prospect Management Co. II, L.L.C.
Title: General Partner


By: /s/ Dave Markland
    --------------------------------------------
Name:  Alex Barkas              Dave Markland
Title: General Partner          Attorney-in-Fact

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

RHO VENTURES IV, L.P.
By: Rho Management Ventures IV, L.L.C.,
    General Partner


By: /s/ Jeffrey I. Martin
    ---------------------------------
Name: Jeffrey I. Martin
Title: Attorney in Fact


RHO VENTURES IV (QP), L.P.
By: Rho Management Ventures IV, L.L.C.,
    General Partner


By: /s/ Jeffrey I. Martin
    ---------------------------------
Name: Jeffrey I. Martin
Title: Attorney in Fact


RHO VENTURES IV GmbH & CO.
BETEILIGUNGS KG
By: Rho Capital Partners Verwaltungs GmbH,
    General Partner


By: /s/ Jeffrey I. Martin
    ---------------------------------
Name: Jeffrey I. Martin
Title: Attorney in Fact


RHO MANAGEMENT TRUST I
By: Rho Capital Partners, Inc.
    as Investment Adviser


By: /s/ Jeffrey I. Martin
    ---------------------------------
Name: Jeffrey I. Martin
Title: Attorney in Fact

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

POSCO BIOVENTURES I, L.P.
By: POSCO BioVentures Management, LLC.
    its general partner


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


EXCELSIOR VENTURE PARTNERS III, L.L.C.


By: /s/ Ben Tanen
    ---------------------------------
Name: Ben Tanen
Title: Vice President


MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP
By: MDS LSTF II (NCGP) Inc.
Title: General Partner


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

MDS LIFE SCIENCES TECHNOLOGY FUND II QUEBEC LIMITED PARTNERSHIP
By: MDS LSTF II (QGP) Inc.
Its: General Partner


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


MDS LIFE SCIENCES TECHNOLOGY FUND II


By:
    ---------------------------------
Its:
     --------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

CARE CAPITAL INVESTMENTS II, LP
By: Care Capital II, LLC,
    as general partner of Care Capital Investments II, LP


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


CARE CAPITAL OFFSHORE INVESTMENTS II, LP
By: Care Capital II, LLC,
    as general partner of Care Capital Investments II, LP


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


/s/ George Whitesides
-------------------------------------
George Whitesides


/s/ Lawrence C. Best
-------------------------------------
Lawrence C. Best


ATHENIAN VENTURE PARTNERS III L.P.
By: Athenian III, Ltd.,
    its General Partner


By: /s/ Karl O. Elderkin
    ---------------------------------
Name: Karl O. Elderkin
Title: President

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

HIGHLAND CAPITAL PARTNERS VI LIMITED PARTNERSHIP
By: Highland Management Partners VI Limited Partnership,
    its General Partner

By: Highland Management Partners VI, Inc.,
    its General Partner


By: /s/ Illegible
    ---------------------------------
    Managing Director


HIGHLAND CAPITAL PARTNERS VI-B LIMITED PARTNERSHIP
By: Highland Management Partners VI Limited Partnership,
    its General Partner

By: Highland Management Partners VI, Inc.,
    its General Partner


By: /s/ Illegible
    ---------------------------------
    Managing Director


HIGHLAND ENTREPRENEURS' FUND VI LIMITED PARTNERSHIP
By: HEF VI Limited Partnership,
    its General Partner

By: Highland Management Partners VI, Inc.,
    its General Partner


By: /s/ Illegible
    ---------------------------------
    Managing Director

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

Merck KGaA
ppa.                                    I.V.


/s/ Hans-Friedrich Geiss                /s/ Jens Eckhardt
-------------------------------------   ----------------------------------------
Hans-Friedrich Geiss                    Jens Eckhardt
Senior Vice President                   Legal Counsel
Accounting & Controlling

  [Signature Page to Third Amended and Restated Registration Rights Agreement]

                                    EXHIBIT A

SERIES A PURCHASERS

International Life Sciences Fund III (LP1), L.P.
International Life Sciences Fund III Co-Investment, L.P.
International Life Sciences Fund III (LP2), L.P.
International Life Sciences Fund III Strategic Partners, L.P.
Atlas Venture Fund V, L.P.
Atlas Venture Parallel Fund V-A C.V.
Atlas Venture Entrepreneurs' Fund V, L.P.
Prospect Venture Partners, L.P.
Prospect Venture Partners II, L.P.
Rho Ventures IV, L.P.
Rho Ventures IV (QP), L.P.
Rho Ventures IV GmbH & Co. Beteiligungs KG
Rho Management Trust I
POSCO BioVentures I, L.P.
MDS Life Sciences Technology Fund II NC Limited Partnership
MDS Life Sciences Technology Fund II Quebec Limited Partnership
MLII Co-Investment Fund NC Limited Partnership
Excelsior Venture Partners III, L.L.C.
Care Capital Investments II, LP
George Whitesides

SERIES B PURCHASERS

International Life Sciences Fund III (LP1), L.P.
International Life Sciences Fund III Co-Investment, L.P.
International Life Sciences Fund III (LP2), L.P.
International Life Sciences Fund III Strategic Partners, L.P.
International Biotechnology Trust plc
Atlas Venture Fund V, L.P.
Atlas Venture Parallel Fund V-A C.V.
Atlas Venture Entrepreneurs' Fund V, L.P.
Highland Capital Partners VI Limited Partnership
Highland Capital Partners VI-B Limited Partnership
Highland Entrepreneurs' Fund VI Limited Partnership
Prospect Venture Partners II, L.P.
Rho Ventures IV, L.P.
Rho Ventures IV (QP), L.P.
Rho Ventures IV GmbH & Co. Beteiligungs KG
Rho Management Trust I
POSCO BioVentures I, L.P.
MDS Life Sciences Technology Fund II NC Limited Partnership
MDS Life Sciences Technology Fund II Quebec Limited Partnership
MDS Life Sciences Technology Fund II
MLII Co-Investment Fund NC Limited Partnership
Excelsior Venture Partners III, L.L.C.
Care Capital Investments II, LP

Care Capital Offshore Investments II, LP
George Whitesides
Athenian Venture Partners III L.P.
Lawrence C. Best

SERIES C PURCHASERS

Merck KGaA

  [Signature Page to Third Amended and Restated Registration Rights Agreement]